Exhibit 99.1

Sent via electronic delivery

November 21, 2019

Katherine Petty

Donohoe Advisory Associates LLC

9901 Belward Campus Drive, Suite 175

Rockville, MD 20850

RE:	Applied DNA Sciences, Inc. (Symbol: APDN)

Nasdaq Listing Qualifications Hearings

Docket No. NQ 6356C-19

Dear Ms. Petty:

This is to confirm that Applied DNA Sciences, Inc. (the Company) has regained compliance with the minimum bid price and stockholder’s equity rules, and met the requirements of the Panel’s decision dated October 1, 2019. The Company is also in compliance with other applicable requirements as set forth in the decision and required for listing on The Nasdaq Stock Market. See attached compliance worksheet prepared by the Nasdaq Listing Qualifications staff.

Accordingly, the Panel has determined to continue the listing of the Company’s securities on The Nasdaq Stock Market and is closing this matter.

Should you have any questions, please do not hesitate to contact me at (240) 417-2528.

Sincerely,

Amy Horton

Hearings Advisor

Nasdaq Office of General Counsel